AMENDMENT TO FUND ACCOUNTING AGREEMENT

     AMENDMENT effective as of the 18th day of February, 2005 between REGIONS MORGAN KEEGAN SELECT FUNDS (the "Trust"), a Massachusetts business trust having its principal place of business at 50 North Front Street, Memphis, Tennessee 38103 and BISYS FUND SERVICES OHIO, INC. ("BISYS"), a Delaware corporation having its principal place of business at 3435 Stelzer Road, Columbus, Ohio
43219, to the Fund Accounting Agreement, dated January 3, 2005, (the "Agreement"), under which BISYS performs fund accounting services for certain investment portfolios of the Trust (the "MK Funds"). All capitalized terms used but not defined herein shall have the meaning given to them in the Agreements.

     WHEREAS, BISYS and LEADER Mutual Funds ("LEADER") entered into a Fund Accounting Agreement dated April 1, 2004 (the "LEADER Agreement"), whereby BISYS agreed to perform fund accounting services for LEADER, which has continued in effect through the date hereof;

     WHEREAS, certain investment portfolios of LEADER, listed on Schedule A, (the "LEADER Funds") are being transferred to the Trust as of the date hereof (the "Consolidation");

     WHEREAS, the Trust desires that BISYS continue to perform fund accounting services for the MK Funds and the LEADER Funds;

     WHEREAS, BISYS is willing to perform such services on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the covenants herein contained, the Company and BISYS hereby agree as follows:

     1. ADDITION OF FUNDS. The term "Funds" as used in the Agreement shall mean the LEADER Funds and the MK Funds, collectively. Schedules A and B to the Agreement are hereby deleted and replaced with the Schedules A and B attached hereto.

     2.   TERM.  The  following  paragraph  is added as new Section  6(d) of the
Agreement:

     "(d) The parties acknowledge that Morgan Keegan & Company, Inc. is expected to become the Trust's fund accountant on or after June 1, 2005. The parties agree that this Agreement may be terminated at such time with respect to all Funds other than money market Funds without application of the liquidated damages provision contained in Section 6(c) above subject to the terms of that certain letter agreement between Morgan Asset Management, Inc., BISYS, and BISYS

Fund Services Limited Partnership, dated October 18, 2004, (the "Morgan Letter Agreement") being otherwise fulfilled by December 31, 2005."

     3.   MISCELLANEOUS

     (a) This Amendment supplements and amends the Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreements or any provisions of the Agreements that directly cover or indirectly bear upon matters covered under this Amendment. This Agreement shall not supersede or otherwise affect any provisions of the Morgan Letter Agreement.

     (b) Each reference to the Agreement in such Agreement and in every other agreement, contract or instrument to which the parties are bound, shall hereafter be construed as a reference to the Agreement as amended by this Amendment. Except as provided in this Amendment, the provisions of each Agreement remain in full force and effect (including, without limitation, the term of the Agreement). No amendment or modification to this Amendment shall be valid unless made in writing and executed by each party hereto.

     (c) Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

     (d) This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

                                    REGIONS MORGAN KEEGAN SELECT FUNDS


                                    By:    /s/ Charles D. Maxwell
                                           -------------------------------------
                                    Name:  Charles D. Maxwell
                                    Title: Secretary and Assistant Treasurer

                                    BISYS FUND SERVICES OHIO, INC.


                                    By:   /s/ Fred Naddaff
                                          --------------------------------------
                                    Name:  Fred Naddaff
                                    Title: President

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

                               AMENDED SCHEDULE A

                        TO THE FUND ACCOUNTING AGREEMENT
                   BETWEEN REGIONS MORGAN KEEGAN SELECT FUNDS
                       AND BISYS FUND SERVICES OHIO, INC.

                             DATE: FEBRUARY 18, 2005

LEADER FUNDS
------------

FUND NAME BEFORE CONSOLIDATION      FUND NAME AFTER CONSOLIDATION
------------------------------      -----------------------------

                                       GROUP I

LEADER Growth Equity Fund                Regions Morgan Keegan Select LEADER
                                         Growth Equity Fund

LEADER Growth & Income Fund              Regions Morgan Keegan Select LEADER
                                         Growth & Income Fund

LEADER Balanced Fund                     Regions Morgan Keegan Select LEADER
                                         Balanced Fund

LEADER Tax-Exempt Bond Fund              Regions Morgan Keegan Select LEADER
                                         Tax-Exempt Bond Fund

LEADER Intermediate Bond Fund            Regions Morgan Keegan Select LEADER
                                         Intermediate Bond Fund

                                       GROUP II

LEADER Tax-Exempt Money Market           Regions Morgan Keegan Select LEADER
Fund                                     Tax-Exempt Money Market Fund

LEADER Money Market Fund                 Regions Morgan Keegan Select LEADER
                                         Money Market Fund

MK FUNDS
--------

Regions Morgan Keegan Select Treasury Money Market Fund

Regions Morgan Keegan Select Government Money Market Fund

                               AMENDED SCHEDULE B

                        TO THE FUND ACCOUNTING AGREEMENT
                   BETWEEN REGIONS MORGAN KEEGAN SELECT FUNDS
                       AND BISYS FUND SERVICES OHIO, INC.

                             DATE: FEBRUARY 18, 2005

FEES
----

For purposes of determining the annual fees, the value of each Fund's net assets shall be computed in the manner described in the Declaration of Trust or in such Fund's Prospectus as from time to time in effect for the computation of the value of such net assets in connection with the purchase and redemption of shares.

  ANNUAL FEE I:            INCREMENTAL NET ASSETS           Fee
  -------------            ----------------------

                           Up to $500 million               0.030%
                           >$500 million - $1 billion       0.015%
                           >$1 billion                      0.010%

The foregoing fees are calculated based on the total net assets of the Group I and Group II LEADER Funds combined with the Morgan Keegan Select LEADER Short Term Bond Fund (the "MK LEADER Fund"), and allocated to each LEADER Fund and the MK LEADER Fund proportionate to their relative net assets subject to a minimum of $35,000 per annum per Fund (including the MK LEADER Fund); however, the fees allocated to the Group II LEADER Funds in this calculation are not charged to any Fund.

ANNUAL FEE II: 0.030% of total net assets. The foregoing fees are calculated based on the total net assets of the Group II LEADER Funds combined with the MK Funds and allocated to each Group II LEADER Fund and each MK Fund proportionate to their relative net assets.

PER CLASS FEE: In addition to the annual fees set forth above, BISYS shall be entitled to an additional annual charge of $10,000 per class per Fund for each class of shares in excess of one. Additional class fees are currently waived for the Tax-Exempt Bond Fund; $2,500 of the additional class fees is currently waived for Investor class B Shares of all variable NAV funds. The foregoing waivers will continue until March 31, 2006, and will then be decreased by 50% for remainder of Initial Term and any Rollover Term.

CPI ESCALATION
--------------

The fixed fees and other fees expressed as stated dollar amounts in this schedule and in the Agreement shall be increased annually commencing on the one-year anniversary date of the effective date hereof by the percentage increase since the effective date in consumer prices for services as measured by the United States Consumer Price Index entitled "All Services Less Rent of Shelter" or a similar index should such index no longer be published.


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